Exhibit 10.3

Business Development & Marketing Consulting Agreement

Party A

Golden Heaven Group Holdings Ltd. (hereinafter referred to as “Party A”)

Party B:

SANSAGE CAPITAL CO., LIMITED (hereinafter referred to as “Party B”)

Party A is a publicly listed company on the NASDAQ Capital Market (NASDAQ symbol GDHG). Party A decides to engage Party B as a consultant to provide consulting services for Party A’s business development, sales strategies, promotion and marketing planning etc. in the Southeast Asian market, and Party B agrees to act as consultant of Party A. Party A and Party B enter into the following agreement (the “Agreement”).

Article 1. Scope of Service

Party B agrees to provide consulting services for Party A as follows:

1.	Assisting Party A in business development and evaluating strategic marketing plans;

2.	Assisting Party A in sales planning, execution, and adjustments based on market reactions;

3.	Conducting marketing research and data collection to facilitate Party A’s business strategy;

4.	Designing advertisement strategies and plans, to attract potential clients;

5.	Discussing potential collaborations with peer companies in entertainment and gaming industries on behalf of Party A;

6.	Helping Party A negotiate agreements with potential business partners; and

7.	Other matters related to business development and marketing.

Article 2. Service Period

The service period of this Agreement will be 12 months, starting from the date of signing this Agreement (the “Term”).

Article 3. Conflicts of interest

During the Term, Party B shall make its best efforts to avoid taking on any conflicts of interest with Party A. During the Term, Party B has the right to provide services to other companies and individuals. However, if the services provided by Party B to other individuals or entities are expected to constitute actual or potential conflict of interest with Party A under this Agreement, Party B shall notify Party A in writing upon knowledge of any such conflict of interest (the “Notice”). After receiving a Notice, Party A has the right to decide whether to continue to honor this Agreement and to demand Party B (the “Demand”) to pay an amount equal to the Fair Market Value of the Shares (as defined in Article 5 herein). Party B hereby agrees to comply with any such Demand of Party A within 30 calendar days of such Demand. The Fair Market Value of the Shares shall be equal to (i) the closing price of Party A’s Class A ordinary shares on the Nasdaq Capital Market on the last trading day immediately prior to the date of Demand, multiplied by (ii) the amount of Shares, whereupon this Agreement shall immediately terminate and Party B shall immediately return any and all documents, property, materials and information proprietary to Party A provided hereunder to Party B. If Party A does not raise any objection within seven calendar days after receiving any such Notice, this Agreement shall remain valid and Party B may continue to provide services that are not objected to by Party A to other companies and individuals.

Article 4. Party B’s Authority

Party B has no right to sign any agreement, contract or letter of intent on behalf of Party A without Party A’s written consent in respect of each such document. Unless Party A issues a written authorization, Party B has no right to assume any legal rights and responsibilities on behalf of Party A.

Article 5. Compensation

5.1 Party A agrees to issue to Party B 2,500,000 Class A ordinary shares as compensation for the services provided by Party B (the “Shares”). The Shares will be issued to Party B before August 31, 2024.

5.2 The Shares must be issued to Party B in full as and when due pursuant to the foregoing timeframe. Party A shall provide assistance, to the extent reasonably necessary, for Party B to remove the restriction on the Shares after the expiration of the relevant lock-up period.

5.3 Party A and Party B hereby agree that Article 5 provides for all the remuneration that Party B is entitled to receive under this Agreement.

Article 6. Party B’s Representations and Warranties

6.1 Party B is not a U.S. Person (as defined in Rule 902 of Regulation S promulgated under the Securities Act of 1933, as amended, or the “Securities Act”), and does not acquire shares for the accounts or benefits of any U.S. Persons. Party B acknowledges that at the time of the receipt of the offer of shares by Party A, that Party B is not in the United States, and all substantive negotiations and communications between Party B and Party A have occurred outside the United States. Party B agrees not to engage in any hedging transactions related to Party A’s shares unless in compliance with the provisions of the Securities Act.

6.2 Company Information. Party B has had the opportunity to review and discuss the business, management, and financial affairs of Party A with Party A’s management. Party B understands that these discussions, as well as any written information provided or to be provided by Party A, are or will be intended to describe significant aspects of Party A’s business. Party B also has had the opportunity to review all of the information provided to Party B by Party A in connection with this Agreement and to ask questions Party A’s officers to its satisfaction.

6.3 Party B undertakes that promptly upon the signing of this Agreement and in any event within the time required by applicable law, Party B shall file a Form 13D or Form 13G, as applicable, to announce the entry into this Agreement.

6.4 Party B’s Qualifications. Party B represents and warrants to Party A that it has all necessary licenses, permits, qualifications and approvals in the jurisdiction in which Party B performs its obligations hereunder. Party B hereby agrees to indemnify and hold harmless Party A, against and in respect of, and to promptly pay, compensate and reimburse Party A for, any and all out-of-pocket loss, cost, payment, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage, and diminution in value or claim (including actual costs of investigation and attorneys’ fees and other costs and expenses) incurred or sustained by Party A as a result of or in connection with (i) any act or omission by Party B in connection with rendering services under the Agreement, or (ii) any breach, inaccuracy or nonfulfillment of any of the representations, warranties and covenants and/or any matters described in this Agreement by Party B, whether or not involving a third-party claim. Party A shall promptly notify Party B in writing of any claim to indemnification hereunder.

6.5 Restricted Shares. Party B understands that the Shares under this Agreement are characterized as “restricted securities” under the federal securities laws inasmuch as they are being paid by the Company in a transaction not involving a public offering and that such Shares may be resold without registration under federal securities laws only in certain limited circumstances. Party B is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Both Party A and Party B agree that the Shares shall be subject to a lock-up period of six months from the date of acquisition.

6.5.1 Restrictive Legend. Party B covenants not to dispose of any of the Shares other than in conjunction with an effective registration statement under the Securities Act or pursuant to another exemption from registration and in compliance with the applicable federal securities laws. Party B acknowledges and agrees that each certificate representing the Shares shall be endorsed with a Rule 144 legend or the following legends, as well as any other legend required to be placed thereon by applicable federal or state securities laws.

“THE SHARES ARE BEING OFFERED TO PURCHASERS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

“TRANSFER OF THESE SHARES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

“THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR UNDER THE SECURITIES LAWS OF ANY STATE. THE SHARES MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED: (A) IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (2) AN EXEMPTION OR QUALIFICATION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS OR (3) DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED; AND (B) WITHIN THE UNITED STATES OR TO ANY U.S. PERSON, AS EACH OF THOSE TERMS IS DEFINED IN REGULATION S UNDER THE ACT. ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THE SHARES IN VIOLATION OF THESE RESTRICTIONS SHALL BE VOID.”

6.5.2 Party B consents to the Company giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer of the Shares.

Article 7. Confidentiality and Non-Passover Clause

In this Agreement, “confidential information” refers to any information (whether in written, oral or electronic documents, samples, models, computer programs or any other form) disclosed by the information discloser to the confidentiality obligor and deemed confidential, or any information related to the matters hereunder that is not known to the public in the process of any negotiation undertaken hereunder, or the exclusive or confidential materials and information of the potential business partners learned by the confidentiality obligor in the process of fulfilling its obligations hereunder, including, but not limited to, any information and materials related to any project being negotiated, as well as materials related to the strategy, operation, method, system, process, plan or intention, intellectual property rights, trade secrets, market opportunities, business or financial matters of any disclosing party.

Without the prior consent of Party A, Party B shall not disclose Party A’s business, operation, prospects or any other confidential information to any third party, with the exception of Party A’s lawyers, auditors, commercial and investment banks.

Article 8. Written Modification

Any modification of this Agreement shall come into force only after it is confirmed in writing by both parties.

Article 9. Copies of the Agreement

This Agreement is written in the Chinese and English languages. If there is any conflict or inconsistency between the Chinese version and the English version, the English version shall prevail.

This Agreement is made in counterparts. Each copy can be regarded as the original copy. Both parties can exchange the original copies by fax or other electronic signing methods such as Email. All copes signed by fax or other electronic signing methods will be regarded as the original copies and shall take effect immediately upon delivery.

Article 10. Governing Law and Dispute Resolution

This Agreement is governed by the laws of the Hong Kong Special Administrative Region of the People’s Republic of China. The establishment, validity, interpretation, performance of this Agreement, and the resolution of any disputes arising herefrom shall be subject to the laws of the Hong Kong Special Administrative Region of China.

If both parties understand and agree to the above terms, please sign this Agreement at the signature page. This Agreement shall come into force immediately after being signed by both parties.

(The following is the signature page)

Party A Golden Heaven Group Holdings Ltd.

Name and Title:

Signature

Date of Signing: June 14, 2024

Party B: SANSAGE CAPITAL CO., LIMITED

Name and Title：

Signature

Date of Signing: June       , 2024

5